Exhibit 1.02

Fortune Brands Home & Security, Inc.

Conflict Minerals Report

Year Ended December 31, 2013

Summary

Fortune Brands Home & Security, Inc. (“Fortune Brands” the “Company”, “we”, “us”, or “our”) determined that tin, tantalum, tungsten and/or gold (the “Conflict Minerals”) were necessary for the production or functionality of products manufactured or contracted for manufacture by Fortune Brands in calendar year 2013 and is therefore subject to reporting under Section 1502(b) of the Dodd Frank Act, and Rule 13p-1 under the Securities Exchange Act of 1934. After conducting a reasonable country of origin inquiry (“RCOI”) regarding the applicable Conflict Minerals, Fortune Brands had reason to believe that some of the Conflict Minerals may have originated in the Democratic Republic of the Congo or an adjoining country (together, the “Conflict Region”) and therefore was subject to the exercise of due diligence as described in this Conflict Minerals Report (“Report”), which is presented to comply with Rule 13p-1 of the Securities Exchange Act of 1934.

1.	Company Overview.

We are a leading home and security products company that creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s four segments are: Kitchen and Bath Cabinetry, Plumbing & Accessories, Advanced Material Windows & Doors Systems and Security & Storage and our brands include MasterBrand cabinets, Moen faucets, Simonton windows, Therma-Tru entry door systems, Master Lock security products, and Waterloo tool storage products. Fortune Brands does not directly source any Conflict Minerals that may be used in the products it manufactures or contracts to manufacture. Because of the size of the Company, the complexity of our products and the manufacturing process, and because of the constant evolution of our supply chain, we relied on our direct suppliers to provide us with information on the origin of the Conflict Minerals that are supplied to them from upstream suppliers when conducting our RCOI and our due diligence process.

2.	Design of Due Diligence Process.

Fortune Brands designed its due diligence process and methodology to conform in all material respects with the framework of the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High-Risk Areas (Second Edition, OECD 2013) and the supplements thereto (together, the “OECD Framework”).

3.	Due Diligence Measures Undertaken and Results.

Fortune Brands undertook the following measures as part of its Conflict Minerals due diligence:

A.	Established Company Management Systems:

The Company organized a Conflict Minerals task force headed by the Fortune Brands’ legal department and which includes representatives from each business unit. The task force educated senior management on the requirements of the legislation and worked with the representatives of the Company’s businesses to help determine which suppliers should be subject to the RCOI, and the best methods to contact, educate, and survey our suppliers.

We established a system of supply chain traceability to identify the facilities in our supply chain that may have supplied Conflict Minerals for our 2013 products. This system included a process to identify suppliers of materials for the 2013 products, outreach to these suppliers, and a process to evaluate information received from these suppliers (as described further in Part B below). Regular reports on the progress of the Conflict Minerals program were made to internal company management teams including our General Counsel, our Chief Financial Officer and our Principal Accounting Officer.

The Company also maintained control systems which include our many standards, policies and procedures designed to provide guidelines on how to conduct business in an ethical and responsible manner and how to report grievances. Please see our Annual Report on Form 10-K for more information on these controls and our Code of Conduct and other related policies, all of which can be found at www.FBHS.com.

B.	Identify and Assess Risks in the Supply Chain:

Fortune Brands relied on information provided by our suppliers to assist with our due diligence efforts. Specifically, we took the following steps as part of our Conflict Minerals RCOI and due diligence process:

•	Determined that each of our four segments manufacture or contract to manufacture products reasonably believed to contain one or more Conflict Mineral necessary to the functionality or production of their 2013 products;

•	Determined that none of our segments directly source Conflict Minerals from the Conflict Region in order to manufacture or contract to manufacture their 2013 products;

•	Identified approximately 450 direct suppliers which provided raw materials or components used in the production of those products reasonably believed to contain one or more Conflict Minerals;

•	Contacted the identified suppliers and, together with a cover letter explaining the intent and purpose of our request, sent our direct suppliers the EICC-GeSI Conflict Minerals Reporting Template (the “Template”);

•	Requested from those suppliers confirmation of the presence of necessary Conflict Minerals in the raw materials or components they supplied to Fortune Brands and information regarding the origin of those minerals. The Template also included questions regarding the suppliers’ conflict mineral policies, due diligence processes, engagement with their supply chains and a listing of the smelters/refiners used to process the necessary Conflict Minerals;

•	Followed-up with suppliers to request compliance with our requests for information and documentation; and

•	Reviewed, compiled and analyzed the responses for each responding supplier.

C.	Design and Implement a Strategy to Respond to Identified Risks.

In 2012, Fortune Brands began designing a strategy for complying with the Conflict Mineral legislation, which included establishing a timeline for the sending, collection and analysis of the responses to the Template we gathered as part of our due diligence process. Fortune Brands established a task force to coordinate the process and the collection of data. Senior management regularly received reports and updates regarding the due diligence process. In addition, the business units had periodic discussions with the Company’s legal department throughout the process.

D.	Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain.

As a downstream company with no direct relationships with smelters/refiners, we did not directly engage in any third-party audits of smelters of refiners in our supply chain.

E.	Report on Supply Chain Due Diligence.

A copy of this Conflict Minerals Report can be found on our website at www.FBHS.com

4.	Results of Due Diligence Process.

As part of our internal assessment, we identified approximately 450 suppliers globally who were potentially supplying products that contained Conflict Minerals. Each supplier was sent a cover letter, background on the Template and the Template. The vast majority of our suppliers responded. However, many of the responses were incomplete or had inconsistencies with the data reported. All of our segments had products that were subject to our due diligence efforts. For more information about our products, please refer to our Annual Report on Form 10-K for year ended 2013.

Fortune Brands was unable, after exercising the due diligence described in this Conflict Minerals Report, to determine the country of origin of some necessary Conflict Minerals in our 2013 products or whether any of the necessary Conflict Minerals may have directly or indirectly financed or benefited an armed group in the Conflict Region.

Facilities used to process necessary Conflict Minerals and country of origin

As a result of the Company’s due diligence process, 195 smelters and refiners were reported to us by our responsive direct suppliers as having potentially processed necessary Conflict Minerals contained in our 2013 products. Of these, 58 are included on the Conflict Free Smelter List as facilities that have been verified and found to be compliant with the Conflict-Free Smelter Program assessment protocols. Appendix A sets forth a list of the facilities our suppliers identified. The vast majority of our direct suppliers provided the information on smelters and refiners at their company level (i.e., representing the smelters and refiners associated with all product offerings of the supplier that contained Conflict Minerals) and did not customize the information for Fortune Brands or the specific materials supplied to the Company. We were therefore unable to confirm that the Conflict Minerals in our 2013 products were necessarily processed by the reported smelters and refiners.

Efforts to determine the mine or location of origin

We have determined that seeking information about the smelters and refiners of Conflict Minerals in our supply chain and supporting industry organizations that assess the due diligence practices of these entities represent the most reasonable efforts we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chains and products.

5.	Steps to Improve Due Diligence Efforts in 2014

The Company intends to undertake the following steps to improve our Conflict Minerals due diligence process:

•	Continue to engage our suppliers that have not fully responded to our requests for Conflict Minerals information, ultimately seeking to obtain complete responses from all of our direct suppliers of materials containing Conflict Minerals, to determine:

•	the use of Conflict Minerals;

•	the country of origin of those Conflict Minerals;

•	the use of scrap or recycled sources of those Conflict Minerals; and

•	the source and chain of custody of those Conflict Minerals there is reason to believe may have originated in the covered countries and that were not obtained from scrap or recycled sources.

•	Work with relevant trade associations and industry organizations to define and improve best practices and build leverage over the supply chain.

APPENDIX A

Mineral	Facility	Conflict Free
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Mineração Ltda	Yes
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corp	Yes
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	Caridad
Gold	Cendres & Métaux SA
Gold	Chimet SpA	Yes
Gold	Chugai Mining
Gold	Codelco
Gold	Daejin Indus Co. Ltd
Gold	DaeryongENC
Gold	Do Sung Corporation
Gold	Dowa	Yes
Gold	FSE Novosibirsk Refinery
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd Hong Kong	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	Yes
Gold	Hwasung CJ Co. Ltd
Gold	Ishifuku Metal Industry Co., Ltd.	Yes
Gold	Istanbul Gold Refinery	Yes
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	Johnson Matthey Inc	Yes
Gold	Johnson Matthey Limited	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralectromed	Yes
Gold	JX Nippon Mining & Metals Co., Ltd	Yes
Gold	Kazzinc Ltd

Mineral	Facility	Conflict Free
Gold	Kennecott Utah Copper
Gold	Kojima Chemicals Co. Ltd	Yes
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L’ azurde Company For Jewelry
Gold	LS-Nikko Copper Inc	Yes
Gold	Materion	Yes
Gold	Matsuda Sangyo Co. Ltd	Yes
Gold	Metalor Technologies (Hong Kong) Ltd	Yes
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation	Yes
Gold	Met-Mex Peñoles, S.A.
Gold	Mitsubishi Materials Corporation	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Yes
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat	Yes
Gold	Nihon Material Co. LTD	Yes
Gold	Ohio Precious Metals LLC.	Yes
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	OJSC Kolyma Refinery
Gold	PAMP SA	Yes
Gold	Pan Pacific Copper Co. LTD
Gold	Prioksky Plant of Non-Ferrous Metals	Yes
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd	Yes
Gold	Royal Canadian Mint	Yes
Gold	Sabin Metal Corp.
Gold	SAMWON METALS Corp.
Gold	Schone Edelmetaal
Gold	SEMPSA Joyeria Plateria SA	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	Solar Applied Materials Technology Corp.	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	Yes
Gold	Suzhou Xingrui Noble
Gold	Tanaka Kikinzoku Kogyo K.K.	Yes
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Tokuriki Honten Co. Ltd	Yes

Mineral	Facility	Conflict Free
Gold	Torecom
Gold	Umicore Brasil Ltda	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	Yes
Gold	United Precious Metal Refining, Inc.	Yes
Gold	Valcambi SA	Yes
Gold	Western Australian Mint trading as The Perth Mint
Gold	Xstrata Canada Corporation	Yes
Gold	Yokohama Metal Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Tantalum	Conghua Tantalum and Niobium Smeltry	Yes

Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X
Tantalum	Gannon & Scott
Tantalum	Global Advanced Metals	Yes
Tantalum	H.C. Starck GmbH	Yes
Tantalum	Hi-Temp	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.
Tantalum	Kemet Blue Powder	Yes
Tantalum	Mitsui Mining & Smelting	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Yes
Tantalum	Plansee
Tantalum	RFH
Tantalum	Solikamsk Metal Works	Yes
Tantalum	Taki Chemicals	Yes
Tantalum	Tantalite Resources	Yes
Tantalum	Telex	Yes
Tantalum	Ulba

Tantalum	Zhuzhou Cement Carbide	Yes
Tin	Byrstar
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Cominco
Tin	Cookson
Tin	Cooper Santa
Tin	Cooperative Miners of Santa Cruz
Tin	CopperSanta
Tin	CV DS Jaya Abadi
Tin	CV Duta Putra Bangka
Tin	CV JusTindo

Mineral	Facility	Conflict Free
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	EM Vinto
Tin	Falconbridge
Tin	FENIX
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	Yes
Tin	Gejiu Zi-Li
Tin	Gold Bell Group
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Jiangxi Nanshan
Tin	Liuzhou China Tin
Tin	Luvata
Tin	Malaysia Smelting Corporation (MSC)	Yes
Tin	Metallo Chimique
Tin	Metallurgical
Tin	Mineração Taboca S.A.	Yes
Tin	Minmetals Ganzhou Tin Co. Ltd.
Tin	Minsur	Yes
Tin	Minsur S.A. Tin Metal
Tin	Nathan Trotter
Tin	Novosibirsk Integrated Tin Works
Tin	OMSA	Yes
Tin	Outokumpu
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT Citralogam
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT HP Metals Indonesia
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Refined Banka Tin
Tin	PT Sariwiguna Binasentosa

Mineral	Facility	Conflict Free
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Tambang Timah
Tin	PT Timah
Tin	PT Timah Nusantara
Tin	PT Tinindo Inter Nusa
Tin	PT Yinchendo Mining Industry
Tin	Thaisarco	Yes
Tin	Umicore
Tin	Vale Inco
Tin	White Soldier Metalurgia	Yes
Tin	Yunnan Chengfeng
Tin	Yunnan Tin Company Limited	Yes
Tin	Zinifex
Tungsten	ALMT
Tungsten	ATI Tungsten Materials
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd
Tungsten	China Minmetals Nonferrous Metals Co Ltd
Tungsten	China Minmetals Nonferrous Metals Co Ltd
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd
Tungsten	Global Tungsten & Powders Corp
Tungsten	HC Starck GmbH
Tungsten	Hunan Chenzhou Mining Group Co
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Tungsten	Japan New Metals Co Ltd
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Tungsten	Jiangxi Tungsten Industry Group Co Ltd
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Tungsten Co Ltd
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd

Countries of origin of the conflict minerals these facilities process are believed to include:

Brazil, Bolivia, Burundi, Canada, China, DRC, Ethiopia, India, Indonesia, Japan, Malaysia, Niger, Nigeria, Peru, Russian Federation, Rwanda, Thailand, United States